UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 1, 2019

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

(650) 635-7000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into Material Definitive Agreement.

On November 1, 2019, Mateon Therapeutics, Inc. (the “Company”) entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with PointR Data Inc., a Delaware corporation (“PointR”), a privately-held, developer of high performance cluster computer and artificial intelligence applications. The Amendment amended the terms of the Agreement and Plan of Merger dated as of August 17, 2019 (as amended, the “Merger Agreement”) pursuant to which PointR would be merged into Paris Acquisition Corp., a Delaware corporation and a newly formed subsidiary of the Company (the “Merger”) and would survive the Merger as a wholly-owned subsidiary of the Company.

The Amendment revised the terms of the Merger Agreement to provide that holders of PointR common stock will receive shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) in lieu of the Company’s Common Stock in connection with the Merger. Each share of Series A Preferred Stock is convertible into 1,000 shares of Company Common Stock and is eligible to receive dividends and to vote on matters presented to the holders of the Company Common Stock on an as converted basis. Holders of Series A Preferred Stock have the right to convert to shares of Company Common Stock at any time at their election, subject to the availability of sufficient Company Common Stock at the time of conversion. The outstanding Series A Preferred Stock will automatically convert into shares of Company Common Stock on the effectiveness of the authorization of additional Common Stock or a reverse split of the outstanding Common Stock sufficient to permit the conversion of the Preferred Stock in full.

The Amendment also revised the milestones for the earn-out payment under the Merger Agreement. The Merger Agreement also provides for two additional tranches of merger consideration based on PointR’s achievement of a development milestone and a revenue milestone. The development milestone is triggered on either (a) the completion of an artificial intelligence tool or platform that will analyze data and can be used to identify patients that will benefit from a particular targeted drug, or (b) the execution of a statement of work with a third party customer to provide use of an artificial intelligence platform which is designed to create efficiencies in the pharmaceutical manufacturing process and the Company provides follow on work for a period of 30 to 60 additional days. The revenue milestone is triggered on (a) securing a licensing contract from a third party customer that will generate a minimum of $100 million in license fees over the life-time of the contract, of which at least $10 million shall have been received, (b) any joint venture partially owned by the Company or PointR which uses the artificial intelligence platform for strategic purposes, closes a liquidity event (including any initial public offering, reverse merger with a publicly traded company or acquisition), or (c) the artificial intelligence platform materially facilitates the discovery of a drug that receives FDA marketing approval. Each additional tranche of merger consideration is for an aggregate value of $7,500,000 and payable in additional shares of the Company’s Common Stock, based on the market price at the time of payment, subject to a minimum value of $0.18 per share.

Additional information on the terms of the Merger Agreement is contained in Item 1.01 of the Company’s current report on Form 8-K filed with the SEC on August 21, 2019, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition of Disposition of Assets.

Merger with PointR Data Inc.

On November 4, 2019, in accordance with the terms of the Merger Agreement the Company completed the Merger with PointR. PointR is now a wholly-owned subsidiary of the Company.

On the effectiveness of the Merger, the shares of PointR common stock outstanding immediately prior to the Merger and the conversion of a note of $200,000, with accrued interest thereon, but excluding any shares of PointR held by stockholders exercising dissenters’ appraisal rights was converted solely into the right to receive 84,475 shares of the Company’s Series A Preferred Stock.

Immediately following the closing of the Merger, the former PointR security holders own approximately 23.29% of the Company’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Series A Preferred Stock), and the Company’s stockholders prior to the Merger own approximately 76.71% of the Company’s issued and outstanding Common Stock (including any shares of Common Stock issuable upon conversion of the Series A Preferred Stock).

Item 3.02	Unregistered Sales of Equity Securities.

Merger

On November 4, 2019, in connection with the Merger, the Company issued approximately 84,475 shares of Series A Preferred Stock to the former stockholders of PointR, in exchange for all of the previously outstanding shares of PointR common stock and includes the conversion of a note of $200,000, with accrued interest thereon.

The securities issued in the Merger were issued in reliance upon exemptions from registration requirements pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, the rules promulgated thereunder and pursuant to applicable state securities laws and regulations.

Item 8.01	Other Events.

Press Release

On November 4, 2019, the Company issued a press release announcing the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

References to Agreements

The descriptions of the Amendment, the Merger Agreement and the Series A Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Amendment, the Merger Agreement and the Certificate of Designation of Preferences, Rights and Limitation of Series A Convertible Preferred Stock, which are attached as Exhibits to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

The Amendment and the Merger Agreement have been included to provide investors and stockholders with information regarding their respective terms. Those agreements are not intended to provide any other factual information about the Company or PointR. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “will,” “may,” “would,” “approximate,” “expect,” “intend,” and similar expressions and their variants, as they relate to the Company, PointR or the management of either company, before or after the Merger, may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, the adequacy of the post-Merger combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of the post-Merger combined company; and the executive and board structure of the post-Merger combined company. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K filed with the SEC on April 10, 2019 and the risk factors for the Post-Merger Combined Company set forth below. Forward looking statements are based on information available and assumptions as of the date of this report. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company intends to file the financial statements of PointR required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference
2.1	Agreement and Plan of Merger, dated as of August 17, 2019, by and among the Company, PointR Data, Inc. and Paris Acquisition Corp.	Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2019.

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of November 1, 2019, by and among the Company, PointR Data, Inc. and Paris Acquisition Corp.	Filed herewith.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company.	Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2019.

99.1	Press Release, dated November 4, 2019.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: November 12, 2019		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer and President